3Q23 Shareholder Letter

To Our AppLovin Shareholders: We are thrilled to announce another quarter of solid execution leading to very strong financial results. We exceeded the high-end of our quarterly guidance thanks to our incredible team and unwavering commitment to growing the mobile app ecosystem. Our success this quarter was primarily driven by the continued performance of AXON 2.0, the AI-based advertising engine behind our AppDiscovery platform. Total revenue for the third quarter was $864 million (+21% yr/ yr), net income was $109 million at a net margin of 13%, and Adjusted EBITDA was $419 million (+63% yr/yr) at an Adjusted EBITDA margin of 49%. During the quarter, we generated $199 million of net cash from operating activities and $194 million of Free Cash Flow. At the end of the third quarter, we had $332 million of cash and cash equivalents. Our Software Platform business continues to sustain its strong growth trajectory throughout 2023. We grew Software Platform revenue 24% from last quarter to a record $504 million (+65% yr/yr), and expanded Adjusted EBITDA by 33% from last quarter to $364 million (+91% yr/yr), equal to a 72% Adjusted EBITDA margin. Our Apps business also delivered quarterly growth with revenue increasing 5% from last quarter to $360 million (-11% yr/yr) and Adjusted EBITDA of $55 million (-18% yr/yr), a 15% Adjusted EBITDA margin. During this quarter, we improved our capital structure through an amendment of our credit agreement, which refinanced certain term loans to extend their maturity to 2030 and improve our credit spread. We also reduced the aggregate principal amount of such loans by $249 million. We expect to continue to reduce our debt over time. Additionally, year-to-date through the end of the third quarter, we have repurchased $1,154 million of our Class A common stock at a weighted average price under $25 per share, continuing our commitment to drive long-term shareholder value. Looking ahead to the fourth quarter of 2023, we anticipate additional growth. Our 4Q 2023 outlook is as follows: Financial Guidance Summary1 4Q23 Total Revenue $910 to $930 million Adjusted EBITDA $420 to $440 million Adjusted EBITDA Margin 46% - 47% AppLovin Corporation / 3Q23 Shareholder Letter 2 1 We have not provided the forward-looking GAAP equivalents for forward-looking non-GAAP metrics, specifically Adjusted EBITDA and Adjusted EBITDA margin, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this letter.

3Q23

Financial Overview

ALL COMPARISONS ARE TO 3Q22 UNLESS OTHERWISE NOTED.

Revenue was $864 million, an increase of 21%. Software Platform revenue increased to 58% of total revenue compared to 43%.

Net Income was $109 million, a net margin of 13% compared to net income of $24 million and a net margin of 3%.

Adjusted EBITDA[1] increased 63% to $419 million and Adjusted EBITDA margin increased to 49% from 36%.

Software Platform revenue grew 65% to $504 million. Segment Adjusted EBITDA increased 91% to $364 million, a 72% margin.

Apps revenue declined 11% to $360 million. Segment Adjusted EBITDA declined 18% to $55 million, a 15% margin.

Cash Flow: We generated $199 million million of net cash from operating activities and $194 million of Free Cash Flow[1].



Revenue
($ millions)
$713
$702
$715
$750
$864
3Q22
4Q22
1Q23
2Q23
3Q23



Software Platform Revenue
($ millions)
$307
$306
$355
$406
$504
3Q22
4Q22
1Q23
2Q23
3Q23
Software Platform Adjusted EBITDA
$190
$186
$219
$273
$364
62%
61%
62%
67%
72%
3Q22
4Q22
1Q23
2Q23
3Q23



Net Income (Loss), Adjusted EBITDA
($ millions)
Net Income (Loss)
Adjusted EBITDA
$24
$258
$(80)
$260
$(5)
$274
$80
$334
$109
$419
3Q22
4Q22
1Q23
2Q23
3Q23
As % Revenue
36%
37%
38%
44%
49%
3%
-11%
-1%
11%
13%
3Q22
4Q22
1Q23
2Q23
3Q23



Apps Revenue
($ millions)
In-App Advertising
In-App Purchases
$407
$272
$134
3Q22
$360
$247
$112
3Q23

Note: Totals may not sum due to rounding

[1] Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow are non-GAAP measures. Please see "Non-GAAP Financial Measures" and the reconciliation from GAAP to non-GAAP measures in the Appendix.

Software Platform Update Our persistent focus on execution and innovation strengthened three consecutive quarters of revenue and Adjusted EBITDA growth this year for our Software Platform segment including a 33% sequential increase in Adjusted EBITDA this quarter alone. Over the past two years (3Q21 to 3Q23) Software Platform revenue has more than doubled, achieving an annual run-rate this quarter of over $2 billion. Moreover, our Software Platform Adjusted EBITDA outpaced our strong revenue growth, illustrating the high flow-through from revenue to Adjusted EBITDA made possible with our Software Platform. Software Platform Adjusted EBITDA in the third quarter comprises nearly 90% of our total Adjusted EBITDA. In the third quarter, we achieved our highest quarterly Software Platform revenue at $504 million, growing 65% year-over-year and 24% from the second quarter. This growth was driven by AppDiscovery where our successful launch of AXON 2.0 in the second quarter continues to propel our performance. During the quarter we benefited from the full quarter impact of our initial AXON 2.0 launch, continued improvements of our technology and an increase in advertiser spend as our clients saw the improved performance of our new AI-enhanced advertising engine. Software Platform Adjusted EBITDA grew 91% year-over-year to $364 million at an Adjusted EBITDA margin of 72%. While we remain energized about the opportunities available to improve our Software Platform technology and expand our reach, we are more excited about what this means to our advertising partners, who can benefit from growth through increased spend at better returns. $307 $306 $355 $406 $504 3Q22 4Q22 1Q23 2Q23 3Q23 Software Platform Revenue ($ millions) $190 $186 $219 $273 $364 62% 61% 62% 67% 72% 3Q22 4Q22 1Q23 2Q23 3Q23 Software Platform Adjusted EBITDA ($ millions, as % revenue) AppLovin Corporation / 3Q23 Shareholder Letter 4

Apps Update

In the third quarter, our Apps segment revenue grew 5% from the second quarter to $360 million. This growth was primarily associated with increased investment in user acquisition marketing spend on AppDiscovery as our own studios also saw improvements in efficiency and performance from AXON 2.0. Third quarter Apps Adjusted EBITDA was $55 million with Adjusted EBITDA margin slightly declining sequentially to 15% due to an increase in user acquisition spend.


Apps Revenue
($ millions)
$407
$396
$361
$344
$360
3Q22
4Q22
1Q23
2Q23
3Q23


Apps Adjusted EBITDA
($ millions, as % revenue)
$67
17%
$74
19%
$55
15%
$61
18%
$55
15%
3Q22
4Q22
1Q23
2Q23
3Q23

President and CFO Transition

Herald Chen, our President and Chief Financial Officer, is transitioning from his full-time executive role to Advisor to the CEO at the end of 2023. Herald will continue to serve as a director on the AppLovin Board of Directors. Over the past four years, he has provided strong executive leadership and built out highly capable teams to support a fast-growing publicly-listed business. We are both excited and confident to have Matt Stumpf, our current VP Finance, become AppLovin's next Chief Financial Officer and to have Dmitriy Dorosh, our VP Controller, designated as our Principal Accounting Officer, starting January 1, 2024.

AppLovin Corporation / 3Q23 Shareholder Letter
5

Conclusion We are very proud of our team’s continued focus, commitment, and execution which has been instrumental in driving our growth this quarter. As we move forward, we remain excited about the opportunities ahead both with iterative improvements to our core technology, and from our longer-term Connected- TV (Wurl) and OEM & Carrier (Array) initiatives. We are grateful for your trust and support, and we remain committed to delivering innovation and long-term value for our customers and shareholders as we grow. Regards, Adam Foroughi, CEO Herald Chen, President & CFO AppLovin Corporation / 3Q23 Shareholder Letter 6

Appendix This shareholder letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “going to,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this letter to shareholders include, but are not limited to, statements regarding our future financial performance, including our expected financial results and guidance, and growth prospects; our expectations regarding improvements to our technology and its reach; our expectations regarding the benefits of our Software Platform to and the growth of our advertising partners; our expectations regarding our ability to reduce our indebtedness over time; and our expectations regarding our future strategy and expansion in Connected-TV and OEM & Carrier. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, which could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited operating history, the macroeconomic environment, fluctuations in our results of operations, our ability to execute on our operational and financial priorities, our ability to scale our Software Platform to support new users, the competitive mobile app ecosystem, and our inability to adapt to emerging technologies and business models. The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023. The forward-looking statements in this letter are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. AppLovin Corporation / 3Q23 Shareholder Letter 7

Non-GAAP Financial Metrics To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this shareholder letter includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP measure can be found below. We define Adjusted EBITDA for a particular period as net income (loss) before interest expense and loss on settlement of debt, interest income and other, net (excluding certain recurring items), provision for (benefit from) income taxes, amortization, depreciation and write-offs and as further adjusted for non- operating foreign exchange (gains) losses, stock-based compensation expense, acquisition-related expense and transaction bonuses, publisher bonuses, MoPub acquisition transition services, restructuring costs, impairment and loss in connection with sale of long-lived assets, loss (gain) on extinguishments of acquisition-related contingent consideration, lease modification and abandonment of leasehold improvements, and change in the fair value of contingent consideration. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue for the same period. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and principal payments on finance leases. We subtract both purchases of property and equipment and payment of finance leases in our calculation of Free Cash Flow because we believe these items represent our ongoing requirements for property and equipment to support our business, regardless of whether we utilize a finance lease to obtain such property or equipment. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and operating performance, as they are similar to measures reported by our public competitors and are regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted EBITDA margin are key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. We believe Adjusted EBITDA and Adjusted EBITDA margin are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. We use Adjusted EBITDA and Adjusted EBITDA margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We use Free Cash Flow in addition to GAAP measures to help manage our business and prepare budgets and annual planning, and we believe Free Cash Flow provides useful supplemental information to help investors understand underlying trends in our business and our liquidity. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. AppLovin Corporation / 3Q23 Shareholder Letter 8

Key Metrics

We review the following key metrics on a regular basis to evaluate the health of our business, identify trends affecting our performance, prepare financial projections, and make strategic decisions.

Quarterly Key Metrics

Monthly Active Payers (MAPs). We define a MAP as a unique mobile device active on one of our apps in a month that completed at least one In-App Purchases (IAP) during that time period. A consumer who makes IAPs within two separate apps on the same mobile device in a monthly period will be counted as two MAPs. MAPs for a particular time period longer than one month are the average MAPs for each month during that period. We estimate the number of MAPs by aggregating certain data from third-party attribution partners. Some of our apps do not utilize such third-party attribution partners, and therefore, our MAPs figure for any period does not capture every user that completed an IAP on our apps. We estimate that our counted MAPs generated approximately 98% of our IAP revenue during the three months ending September 30, 2023, and as such, management believes that MAPs are still a useful metric to measure the engagement and monetization potential of our games.

Average Revenue Per Monthly Active Payer (ARPMAP). We define ARPMAP as (i) the total IAP Revenue derived from our Apps in a monthly period, divided by (ii) MAPs in that same period. ARPMAP for a particular time period longer than one month is the average ARPMAP for each month during that period. ARPMAP shows how efficiently we are monetizing each MAP.

	3Q 2023	3Q 2022
Monthly Active Payers (millions)	1.8	2.2
Average Revenue per Monthly Active Payer (ARPMAP)	$46	$41

Our key metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our key metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate MAPs and ARPMAP are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

AppLovin Corporation / 3Q23 Shareholder Letter 9

AppLovin Corporation

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share data)
(unaudited)

		September 30, 2023		December 31, 2022
Assets				
Current assets:				
Cash and cash equivalents	$	332,491	$	1,080,484
Accounts receivable, net		849,140		702,814
Prepaid expenses and other current assets		119,161		155,785
Total current assets		1,300,792		1,939,083
Property and equipment, net		102,156		78,543
Operating lease right-of-use assets		52,998		60,379
Goodwill		1,813,567		1,823,755
Intangible assets, net		1,386,591		1,677,660
Other assets		349,124		268,426
Total assets	$	5,005,228	$	5,847,846
Liabilities and stockholders' equity				
Current liabilities:				
Accounts payable	$	281,103	$	273,196
Accrued and other current liabilities		181,679		147,801
Licensed asset obligation		13,389		15,254
Short-term debt		215,000		33,310
Deferred revenue		77,899		64,018
Operating lease liabilities		13,800		14,334
Deferred acquisition costs, current		22,604		31,045
Total current liabilities		805,474		578,958
Long-term debt		2,912,302		3,178,412
Operating lease liabilities, non-current		46,887		54,153
Licensed asset obligation, non-current		11,794		26,970
Other non-current liabilities		132,981		106,676
Total liabilities		3,909,438		3,945,169
Stockholders' equity:				
Preferred stock, $0.00003 par value—100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2023 and December 31, 2022		—		—
Class A and Class B Common Stock, $0.00003 par value—1,700,000,000 (Class A 1,500,000,000 and Class B 200,000,000) shares authorized, 335,783,928 (Class A 264,621,306 and Class B 71,162,622) and 373,873,683 (Class A 302,711,061 and Class B 71,162,622) shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively		11		11
Additional paid-in capital		2,174,658		3,155,748
Accumulated other comprehensive loss		(93,657)		(83,382)
Accumulated deficit		(985,222)		(1,169,700)
Total stockholders' equity		1,095,790		1,902,677
Total liabilities and stockholders' equity	$	5,005,228	$	5,847,846

AppLovin Corporation / 3Q23 Shareholder Letter

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AppLovin Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Revenue	$ 864,256	$ 713,099	$ 2,329,826	$ 2,114,751
Costs and expenses:				
Cost of revenue	265,049	300,988	785,584	886,697
Sales and marketing	212,352	196,785	607,755	719,014
Research and development	159,288	122,059	441,563	389,417
General and administrative	41,249	44,000	116,231	144,988
Total costs and expenses	677,938	663,832	1,951,133	2,140,116
Income (loss) from operations	186,318	49,267	378,693	(25,365)
Other income (expense):				
Interest expense and loss on settlement of debt	(78,583)	(48,627)	(204,081)	(117,141)
Interest income and other, net	1,490	969	27,062	3,501
Total other expense, net	(77,093)	(47,658)	(177,019)	(113,640)
Income (loss) before income taxes	109,225	1,609	201,674	(139,005)
Provision for (benefit from) income taxes	586	(22,053)	17,196	(25,570)
Net income (loss)	108,639	23,662	184,478	(113,435)
Less: Net loss attributable to noncontrolling interest	—	(109)	—	(201)
Net income (loss) attributable to AppLovin	$ 108,639	$ 23,771	$ 184,478	$ (113,234)
Less: Net income attributable to participating securities	804	122	963	—
Net income (loss) attributable to AppLovin common stockholders:				
Basic	$ 107,835	$ 23,649	$ 183,515	$ (113,234)
Diluted	$ 107,869	$ 23,653	$ 183,545	$ (113,234)
Net income (loss) per share attributable to AppLovin common stockholders:				
Basic	$ 0.32	$ 0.06	$ 0.51	$ (0.30)
Diluted	$ 0.30	$ 0.06	$ 0.50	$ (0.30)
Weighted average common shares used to compute net income (loss) per share attributable to AppLovin common stockholders:				
Basic	341,435,759	369,389,170	357,009,609	371,736,763
Diluted	356,906,222	378,462,207	368,259,513	371,736,763

AppLovin Corporation / 3Q23 Shareholder Letter

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AppLovin Corporation Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Nine Months Ended September 30, 2023 2022 Operating Activities Net income (loss) $ 184,478 $ (113,435) Adjustments to reconcile net income (loss) to operating activities: Amortization, depreciation and write-offs 369,897 445,507 Stock-based compensation 275,058 143,943 Change in operating right-of-use asset 11,732 13,725 Amortization of debt issuance costs and discount 9,663 9,685 Loss on settlement of debt 4,337 — Other (3,906) 2,133 Changes in operating assets and liabilities, net of effect of acquisitions: Accounts receivable (146,796) (139,350) Prepaid expenses and other current assets 28,695 (70,242) Other assets (58,179) (4,616) Accounts payable 7,955 (7,881) Operating lease liabilities (12,253) (15,345) Accrued and other liabilities 32,416 (2,645) Deferred revenue 14,425 (11,905) Net cash provided by operating activities 717,522 249,574 Investing Activities Acquisitions, net of cash acquired (51,816) (1,335,698) Purchase of non-marketable equity securities (16,934) (56,546) Capitalized software development costs (6,523) (4,546) Purchase of property and equipment (4,002) (621) Proceeds from sale of assets 8,250 3,657 Net cash used in investing activities (71,025) (1,393,754) Financing Activities Repurchases of stock (1,153,593) (338,880) Principal repayments of debt (490,494) (17,482) Payment of withholding taxes related to net share settlement (115,846) — Payments of licensed asset obligation (15,254) (17,374) Principal payments on finance leases (16,191) (18,099) Payments of deferred acquisition costs (11,503) (104,998) Payment of debt issuance cost (4,545) — Proceeds from issuance of debt 210,281 — Proceeds from revolving credit facility 185,000 — Proceeds from exercise of stock options 17,807 21,733 Proceeds from the issuance of common stock under the Employee Stock Purchase Plan 2,071 3,663 Net cash used in financing activities (1,392,267) (471,437) Effect of foreign exchange rate on cash and cash equivalents (2,223) (11,379) Net decrease in cash and cash equivalents (747,993) (1,626,996) Cash, cash equivalents and restricted cash equivalents at beginning of the period 1,080,484 2,570,504 Cash and cash equivalents at end of the period $ 332,491 $ 943,508 AppLovin Corporation / 3Q23 Shareholder Letter 12

AppLovin Corporation

Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow

(in thousands)

The following table provides a reconciliation of net cash provided by operating activities to free cash flow for the past eight quarters:

	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23
Net cash provided by (used in) operating activities	85,015	(31,719)	106,811	174,482	163,199	288,662	229,794	199,066
Less:								
Purchase of property and equipment	(428)	(285)	(115)	(221)	(41)	(70)	(3,749)	(183)
Principal payments on finance leases	(5,581)	(6,176)	(6,150)	(5,773)	(5,984)	(5,447)	(5,468)	(5,276)
Free Cash Flow	$ 79,006	$ (38,180)	$ 100,546	$ 168,488	$ 157,174	$ 283,145	$ 220,577	$ 193,607
Net cash provided by (used in) investing activities	$ (8,678)	$(1,059,743)	$ (292,001)	$ (42,010)	$ 22,286	$ (12,975)	$ (42,217)	$ (15,833)
Net cash provided by (used in) financing activities	$1,446,939	$ (65,424)	$ (269,622)	$ (136,391)	$ (55,411)	$ (111,415)	$ (556,698)	$ (724,154)

AppLovin Corporation / 3Q23 Shareholder Letter

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AppLovin Corporation

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

The following table provides our Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of Net Income (Loss) to Adjusted EBITDA for the periods presented:

	3Q22	4Q22	1Q23	2Q23	3Q23
Revenue	$713,099	$702,307	$715,405	$750,165	$864,256
Net income (loss)	$23,662	$(79,512)	$ (4,518)	$80,357	$108,639
Net Margin	*3%*	*(11)%*	*(1)%*	*11%*	*13%*
Interest expense and loss on settlement of debt	48,627	54,722	74,511	50,987	78,583
Interest income and other, net	(3,604)	(10,174)	(9,771)	(15,817)	(771)
Provision for (benefit from) income taxes	(22,053)	13,340	1,165	15,445	586
Amortization, depreciation and write-offs	136,094	129,313	128,208	119,892	121,797
Impairment and loss in connection with sale of long-lived assets	27,736	100,156	—	—	—
Non-operating foreign exchange loss (gain)	(406)	1,519	(672)	126	(613)
Stock-based compensation	42,147	47,669	82,966	81,253	110,839
Acquisition-related expense and transaction bonus	4,317	227	517	247	231
Restructuring costs	1,117	2,340	1,292	1,024	—
Total adjustments	233,975	339,112	278,216	253,157	310,652
Adjusted EBITDA	$257,637	$259,600	$273,698	$333,514	$419,291
Adjusted EBITDA Margin	*36 %*	*37 %*	*38 %*	*44 %*	*49 %*

AppLovin Corporation / 3Q23 Shareholder Letter

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AppLovin Corporation

Segment Information

(in thousands)

The following table provides selected financial data for our reportable segments for the periods indicated:

	3Q22	4Q22	1Q23	2Q23	3Q23
Revenue:					
Software Platform	$ 306,592	$ 306,195	$ 354,758	$ 406,063	$ 504,452
Apps	406,507	396,112	360,647	344,102	359,804
Total Revenue	$ 713,099	$ 702,307	$ 715,405	$ 750,165	$ 864,256
Segment Adjusted EBITDA:					
Software Platform	$ 190,256	$ 185,860	$ 218,694	$ 272,886	$ 364,117
Apps	67,381	73,740	55,004	60,628	55,174
Total Segment Adjusted EBITDA	$ 257,637	$ 259,600	$ 273,698	$ 333,514	$ 419,291
Interest expense and loss on settlement of debt	(48,627)	(54,722)	(74,511)	(50,987)	(78,583)
Interest income and other, net	3,604	10,174	9,771	15,817	771
Amortization, depreciation and write-offs	(136,094)	(129,313)	(128,208)	(119,892)	(121,797)
Impairment and loss in connection with sale of long-lived assets	(27,736)	(100,156)	—	—	—
Non-operating foreign exchange gain (loss)	406	(1,519)	672	(126)	613
Stock-based compensation	(42,147)	(47,669)	(82,966)	(81,253)	(110,839)
Acquisition-related expense and transaction bonus	(4,317)	(227)	(517)	(247)	(231)
Restructuring costs	(1,117)	(2,340)	(1,292)	(1,024)	—
Income (loss) before provision for tax	$ 1,609	$ (66,172)	$ (3,353)	$ 95,802	$ 109,225
Segment Adjusted EBITDA Margin:					
Software Platform	62 %	61 %	62 %	67 %	72 %
Apps	17 %	19 %	15 %	18 %	15 %

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